Sub-Item 77Q1(a)

Amended Schedule B, dated August 31, 2015, to the Declaration of Trust dated November 5, 2004 (as amended May 14, 2014).  Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on August 31, 2015 (Accession No. 0001193125-15-308269).